AMERICAN HOME PRODUCTS CORPORATION
                            DIRECTORS' DEFERRAL PLAN
                          (as amended to June 21, 2001)

                      SECTION 1. ESTABLISHMENT OF THE PLAN

     Effective May 1, 1997, there is hereby established a plan whereby Directors of the Company who are not current employees of the Company may voluntarily defer compensation (the "Deferred Compensation" portion of the Plan), and may share in the long-term growth of the Company (the "Deferred Stock" portion of the Plan). Prior to May 1, 1997, the Company maintained the Deferred Compensation portion of the Plan as a separate plan, The AHPC Nonfunded Deferred Compensation Plan for Directors (the "Prior Plan"). The Plan is deemed to consist, in part, of the amounts held under the Prior Plan and any election made by a Director under the Prior Plan, unless and until amended by the Director in accordance with this Plan, shall remain in effect under this Plan.

                             SECTION 2. DEFINITIONS

     When used in the Plan, the following terms shall have the definitions set forth in this Section 2:

     2.1. Average Closing Price. The term "Average Closing Price" means the average closing market price of the Shares on the Consolidated Transaction Reporting System for the New York Stock Exchange for the last five (5) consecutive trading days on which at least one sale of Shares took place on such System up to and including the date of determination.

     2.2.   Beneficiary.   The  term  "Beneficiary"  means  the  beneficiary  or
beneficiaries (including any contingent beneficiary or beneficiaries) designated by the Participant pursuant to Section 7.3 hereof.

     2.3. Board of Directors. The term "Board of Directors" means the Board of Directors of the Company.

     2.4. Company. The terms "Company" or "AHPC" mean American Home Products Corporation, a Delaware corporation.

     2.5. Company Credit. The term "Company Credit" means an amount computed and credited to a Participant's Deferred Compensation Account, as described in
Section 6.3, at an annual rate based on the average of the quarter-end yields for a ten-year period (ending September 30 of the prior year) of ten-year U.S. Treasury notes plus two percent (2%).

     2.6. Compensation. The term "Compensation" means the retainer and the aggregate of all fees for service and attendance at Board of Director and committee meetings to which a Director is entitled for services rendered to the Company as a Director.

     2.7. Deferral Allocation Date. The term "Deferral Allocation Date" means the third Monday of any month, or if Shares are not traded on the New York Stock Exchange on such third Monday of the month, the last day before the third Monday of the month on which Shares are traded on the New York Stock Exchange, that follows the date on which an amount deferred under the Plan would have been paid in cash if a deferral election had not been made hereunder.

     2.8. Deferred Amount. The term "Deferred Amount" means the amount of Compensation that a Deferred Compensation Participant elects to defer in accordance with Section 4 hereof.

     2.9.  Deferred  Compensation  Account.  The  term  "Deferred   Compensation
Account" means the account described in Section 6.1.

     2.10. Deferred Compensation Participant. The term "Deferred Compensation Participant" means a Director who is not a current employee of the Company and who has currently or previously elected to defer all or part of his/her Compensation pursuant to the Prior Plan or in accordance with Section 4 of this Plan, and for whom a Deferred Compensation Account is currently maintained.

     2.11. Deferred Stock Participant. The term "Deferred Stock Participant" means a Director who is not a current employee of the Company and who becomes a Participant in the Plan in accordance with Section 3 hereof.

     2.12. Director. The term "Director" means each member of the Board of Directors.

     2.13. Disability. The term "Disability" means the complete and permanent inability of an individual, by reason of illness or accident, to perform the individual's duties as a Director. The determination whether a Director has suffered a Disability shall be made by the Board of Directors based upon such evidence as it deems appropriate.

     2.14. Dividend Allocation Date. The term "Dividend Allocation Date" means the first Monday that (a) follows a Dividend Payment Date and (b) is the third Monday of a month.

     2.15. Dividend Payment Date. The term "Dividend Payment Date" means the date as of which the Company pays a cash dividend on Shares.

     2.16. Dividend Record Date. The term "Dividend Record Date" means, with respect to any Dividend Payment Date, the date established by the Board of Directors as the record date for determining shareholders entitled to receive payment of the dividend on such Dividend Payment Date.

     2.17. Individual Accounts. The term "Individual Accounts" or "Accounts" means the separate Deferred Compensation Account and Share Accounts, described in Section 6 hereof, which are established under the Plan for each Participant. When used in the singular, the term shall refer to one of these accounts, as the context requires.

     2.18. Participant. The term "Participant" means a Director who is a Deferred Stock Participant, a Deferred Compensation Participant, or both, as the case may be.

     2.19. Plan. The term "Plan" means the AHPC Directors' Deferral Plan, as set forth herein and as it may be amended from time to time.

     2.20.  Prior  Plan.  The term  "Prior  Plan" has the  meaning  set forth in
Section 1 hereof.

     2.21. Share. The term "Share" means a share of Common Stock, par value $.33-1/3 per share, of the Company.

     2.22. Share Accounts. The term "Share Accounts" means a Participant's Vested Share Account and Unvested Share Account.

     2.23. Share Equivalents. The term "Share Equivalents" means bookkeeping entries credited to a Participant's Share Accounts and denominated in Shares.

     2.24. Unvested Share Account. The term "Unvested Share Account" means an account consisting of amounts transferred under Section 5.4 for which the vesting requirements of Section 5.5(ii) have not been satisfied, and which are denominated in Share Equivalents as described in Section 6.2.

     2.25. Vested Share Account. The term "Vested Share Account" means an account consisting of amounts transferred under Section 5.4 for which the vesting requirements of Section 5.5(ii) have been satisfied together with amounts deferred hereunder, and which are denominated in Share Equivalents as described in Section 6.2, and including any amounts previously maintained in a Participant's Unvested Share Account which are transferred to such account following satisfaction of the vesting requirements described in Section 5.5(ii).

     2.26. Year of Service. The term "Year of Service" means each full year and any partial year an individual served as a Director. For this purpose a "year" is the twelve-month period commencing with the first day of the individual's service as a Director of the Company both before and after the effective date of the Plan.

                      SECTION 3. DEFERRED STOCK PARTICIPANT

     Each person who as of the effective date of this Plan is currently serving or who is hereafter elected or appointed to serve as a Director, as the case may be, who is not an employee of the Company, and who elects to become a Participant by making a deferral under Section 5.2, or for whom a transfer is made under Section 5.4, shall become a Deferred Stock Participant. A Deferred Stock Participant shall cease to participate in the Plan when the Participant ceases to be a Director. For purposes of the Plan, a Director shall be deemed to cease to be a Deferred Stock Participant on the first day of the month next following the month in which he/she last serves as a Director.

                  SECTION 4. DEFERRED COMPENSATION PARTICIPANT

     Prior to the beginning of any calendar quarter in each calendar year, any Director who is not an employee of the Company may defer the receipt of Compensation to be earned by the Director during such calendar quarter and the ensuing calendar quarters by filing with the Company a written election that:

          (i) defers payment of a designated amount (of One Thousand Dollars ($1,000) or more) or a percentage of his/her Compensation for services attributable to such calendar quarters (the "Deferred Amount");

          (ii) specifies the payment option selected by the Participant pursuant to Section 7.2 hereof for such Deferred Amount; and

          (iii) specifies the options  selected by the  Participant  pursuant to
     Section 5 hereof for such Deferred Amount.

     The amount deferred may not exceed the Director's Compensation for the period of deferral. Notwithstanding the foregoing, any individual who is not an employee of the Company, and who is newly elected or appointed to serve as a Director may, not later than thirty (30) days after his/her election or appointment as a Director becomes effective, elect in accordance with the preceding provisions of this Section 4, to defer the receipt of Compensation earned during the portion of the current calendar quarter that follows his/her filing of the election with the Company. Any elections made pursuant to this
Section 4 shall be irrevocable when made. Notwithstanding the foregoing, the Board of Directors in its sole discretion, may make a distribution to a Participant under either Section 7.2(i)(a) or 7.4. If a Participant fails to discontinue an election under Section 5 with respect to his/her Deferred Amount for a future period, the Participant's current election shall remain in effect, provided, however, that the Participant may thereafter make a new election with regard to a future period at any time in accordance with the first paragraph of this Section 4.

                SECTION 5. FORM OF DEFERRED COMPENSATION CREDITS

     5.1. Deferred Compensation Account. Except with respect to the deferral of Compensation for a quarter in which a Deferred Compensation Participant elects to have all or a percentage of the Deferred Amount credited in Shares in accordance with Section 5.2 hereof, the Deferred Amount shall be denominated in U.S. dollars and credited to the Participant's Deferred Compensation Account pursuant to Section 6.1 hereof.

     5.2. Shares. Prior to the beginning of any calendar quarter, a Deferred Compensation Participant may elect, by filing a written election with the Board of Directors, to have all or a percentage of the Deferred Amount for the following calendar quarter and/or ensuing calendar quarters credited in Share Equivalents and allocated to the Participant's Vested Share Account pursuant to
Section 6.2 hereof. Any elections made pursuant to this Section 5.2 shall be irrevocable when made. If a Participant fails to discontinue an election under this Section 5 with respect to his/her Deferred Amount for a future period, his/her current election shall remain in effect, provided, however, that the Participant may thereafter make a new election with regard to a future period at any time.

     5.3. Transfer of Deferred Compensation Account Balance to Share Account. Prior to the effective date of the Plan, a Deferred Compensation Participant may elect to have all or a portion of his/her final credited account balance in the Prior Plan ( i.e. , the balance as of April 30, 1997) converted to Share Equivalents and credited to the Participant's Vested Share Account. Such conversion shall take place as of May 1, 1997, based on the Average Closing Price as of May 1, 1997.

     5.4. Transfer of Present Value of Accrued Benefits Under Retirement Plan to Share Account Prior to the effective date of the Plan, a Deferred Compensation Participant shall have allocated to his/her Unvested Share Account, or if a Participant has satisfied the vesting requirements set forth in Section 5.5(ii) hereof, to his/her Vested Share Account, the number of Share Equivalents (maintained in fractions and rounded to three (3) decimal places) having a market value (calculated as set forth below) equal to the actuarial present value as of May 1, 1997, of the amount that would have been due to such Participant under the AHPC Retirement Plan for Outside Directors at the time of his/her earliest retirement date assuming that the Participant has then satisfied the vesting requirements thereunder. Such actuarial present value calculation shall be performed by the Company in its discretion and shall be converted to Share Equivalents and credited to the Participant's Unvested or Vested Share Account, as the case may be. such conversion shall take place as of May 1, 1997, based on the Average Closing Price as of that date.

     5.5. Vesting of Unvested Share Account.

          (i) All amounts transferred pursuant to Section 5.4 shall be maintained in a Vested Share Account to the extent vested at the time of transfer. All amounts which are not vested will be held in an Unvested Share Account until the Participant shall have satisfied the vesting requirements set forth in Section 5.5(ii), at which time such amounts in the Participant's Unvested Share Account shall be transferred from such Unvested Share Account and shall become a part of or be added to the Participant's Vested Share Account.

          (ii) A Participant shall have satisfied the vesting requirements upon completion of at least ten (10) Years of Service and attainment of age sixty-five (65), provided, however, that a Participant who ceases to be a Director prior to attainment of age sixty-five (65) with at least ten (10) Years of Service shall be deemed to have satisfied the vesting requirements upon the first to occur of (1) attainment of age sixty-five (65), (2) death, or (3) Disability.

                         SECTION 6. INDIVIDUAL ACCOUNTS

     The Company shall maintain Individual Accounts for Participants, as follows:

     6.1. Deferred Compensation Account. The Company shall maintain a Deferred Compensation Account in the name of each Deferred Compensation Participant with respect to any amounts deferred under the Plan which the Deferred Compensation Participant does not elect to have credited in Share Equivalents pursuant to
Section 5.2 or 5.3 hereof. The opening balance of each Participant's Deferred Compensation Account on the effective date of this Plan shall be equal to the closing balance on the immediately preceding date of the corresponding account maintained on the Participant's behalf under the Prior Plan, if any, less any portion of such account converted to Share Equivalents and allocated to the Participant's Vested Share Account pursuant to Section 5.3 hereof. The Deferred Compensation Account shall be denominated in U.S. dollars, rounded to the nearest whole cent. A Deferred Amount allocated to a Deferred Compensation Account pursuant to Section 5.1 hereof shall be credited to the Deferred Compensation Account as of the Deferral Allocation Date.

     6.2. Share Accounts. The Company shall maintain Share Accounts consisting of (i) a Vested Share Account and (ii) an Unvested Share Account. The Share Accounts shall be denominated in Share Equivalents, and shall be maintained in fractions rounded to three (3) decimal places. Share Equivalents allocated to a Deferred Stock Participant's Vested Share Account in accordance with the Participant's election under Section 5.2 hereof, shall be credited to the Participant's Vested Share Account as of the Deferral Allocation Date. Share Equivalents and, if necessary, fractional Share Equivalents, shall be credited to a Participant's Vested Share Account based on the Average Closing Price at the Deferral Allocation Date.

     6.3. Accrual of Company Credit. The Treasurer of the Company shall determine the annual rate of Company Credit on or before December 31 of each calendar year. This rate shall be effective for the following calendar year. The Company Credit shall be compounded and credited to each Deferred Compensation
Account as of the last day of each calendar quarter for each month (or part thereof) that the Participant serves as a Director during such calendar quarter. If a Participant elects the payment option under either Section 7.2(i)(b) or
Section 7.2(i)(c) below, the Company Credit shall continue to be credited to the Participant's account until distributed.

     6.4. Cash Dividends. Cash dividends paid on Shares shall be deemed to have been paid on the Share Equivalents allocated to each Participant's Share Accounts and shall be treated as if the allocated Share Equivalents were actual Shares issued and outstanding on the Dividend Record Date. An amount equal to the amount of such dividends shall be credited in Share Equivalents to each Share Account as of each Dividend Allocation Date based on the Average Closing Price at the Dividend Allocation Date.

     6.5. Capital Adjustments. The number of Share Equivalents allocated to Share Accounts shall be adjusted by the Board of Directors, as it deems appropriate, to reflect stock dividends, stock splits, reclassifications, spinoffs, and other extraordinary distributions, as if those Share Equivalents were actual Shares.

     6.6. Account Statements. Within a reasonable time following the end of each calendar year, the Company shall provide an annual statement to each Participant. The annual statement for each Participant shall report the number of Share Equivalents credited to each of the Participant's Share Accounts and shall report the dollar amount credited to the Participant's Deferred Compensation Account as of December 31 of that year.

                          SECTION 7. PAYMENT PROVISIONS

     7.l. Method of Payment All payments to a Participant (or to a Participant's Beneficiary or estate, as the case may be) with respect to the Participant's Deferred Compensation Account and Vested Share Account shall be paid in cash only, with Share Equivalents valued as set forth in Section 7.2 below.

     7.2. Payment Options

          (i) At the time each Director elects to make a deferral or, for Participants who are Directors on May 1, 1997, prior to the effective date of the Plan, the Participant shall select a payment option with respect to the payment of the Participant's Individual Accounts from the following payment options:

               (a) a lump  sum paid in the  calendar  quarter  first  day of the
          calendar   quarter   following  the  calendar  quarter  in  which  the
          Participant ceases to be a Director;

               (b) payments in substantially equal annual installments over a period of between two (2) to ten (10) years, as elected by the Participant at the time he/she makes his/her election under this paragraph (i)(b), commencing in January of the calendar year following the calendar year during which the Participant ceases to be a Director with Share Equivalents in the Participant's Vested Share Account treated as described in paragraph (iii) below; or

               (c) payments in annual  installments over a period of between two
          (2) to ten (10) years as elected by the Participant at the time he/she makes his/her election under this paragraph (i)(c), commencing in January of the calendar year following the calendar year during which the Participant ceases to be a Director, with Share Equivalents in the Participant's Vested Share Account treated as described in paragraph
          (iv) below.

          (ii) If the payment option described in paragraph (i)(a) above has been elected, the amount of the lump sum with respect to the Participant's Deferred Compensation Account shall be equal to the amount credited to the Participant's Deferred Compensation Account as of the last business day of the calendar quarter preceding the date of payment, and the amount of the lump sum with respect to the Participant's Vested Share Account shall be equal to the Average Closing Price as of last business day of the calendar quarter preceding the date of payments multiplied by the number of Share Equivalents credited to the Participant's Vested Share Account as of such date.

          (iii) If the payment option described in paragraph (i)(b) above has been elected, the value of the Participant's Vested Share Account shall be added to the amount in such Participant's Deferred Compensation Account based on the Average Closing Price at the date of the first payment and the amount of each installment with respect to the Participant's Deferred Compensation Account (including the amount transferred from the Participant's Vested Share Account) shall be paid annually, in substantially equal installment amounts. The determination of the amount of substantially equal installment payments shall be a fixed annuity computation determined based on the amount of the Participant's Deferred Compensation Account (including the amount transferred from the
     Participant's Vested Share Account) at the time of the first payment, the annual rate of the Company Credit at that time and the number of installments selected, assuming compounding of the Company Credit on a quarterly basis.

          (iv) If the payment  option  described in  paragraph  (i)(c) above has been elected, the amount of each installment with respect to the Participant's Deferred Compensation Account and Vested Share Account shall be paid annually, in installment amounts. The amount to be distributed annually with respect to Share Equivalents shall be computed by dividing the number of Share Equivalents in the Participant's Vested Share Account by the number of installment payments selected, with the resulting number of Share Equivalents paid in cash, based on the Average Closing Price as of the December 31 preceding each date of payment. Any additional amounts in respect of Share Equivalents relating to dividend equivalents during the duration of installment payments shall be included with and paid as part of the last installment.

          (v) If the Participant fails to elect a payment option, the amount credited to the Participant's Deferred Compensation Account and Vested Share Account shall be distributed in a lump sum in accordance with the payment option described in paragraph (i)(a) and paragraph (ii) above. If, at the time a Participant ceases to be a Director, the amount credited to a Participant's Deferred Compensation Account and the value of Share Equivalents credited to a Participant's Share Accounts is less than $25,000 in the aggregate, the Board of Directors, in its sole discretion, may pay out the amount credited to such Account in a lump sum as if such Participant elected distribution under paragraph (i)(a) above.

          (vi) Notwithstanding the foregoing, any amounts in a Participant's Unvested Share Account at the time the Participant ceases to be a Director shall be (a) forfeited if the Participant has not completed at least ten
     (10) Years of Service, or (b) if the Participant has completed at least ten
     (10) Years of Service, shall be paid to the Participant, in the manner selected in paragraph (i)(a), (i)(b), or (i)(c) above, upon the first to occur of (1) attainment of age sixty-five (65),or (2) Disability, provided, however, that if the payment option described in paragraph (i)(a) above has been selected, the value of such Unvested Share Account shall be determined based on the Average Closing Price as of the December 31 preceding the date of payment , and thereafter shall be treated as if it were part of the Participant's Deferred Compensation Account. If the payment option described in paragraph (i)(b) above has been selected, payment shall be made in accordance with Section 7.2(iii). If the payment option in paragraph (i)(c) above has been selected, payment shall be made in accordance with Section 7.2(iv). Notwithstanding the foregoing, any benefits in the Unvested Share Account at the date of a Participant's death shall be paid to the Participant's Beneficiary or estate, as the case may be, in accordance with Section 7.3.

     7.3. Payment Upon Death. Notwithstanding any other provision of the Plan to the contrary, within a reasonable period of time following the death of a Participant, the amount credited to the Participant's Deferred Compensation Account and all of the Share Equivalents credited to the Participant's Share Accounts shall be paid by the Company in a lump sum to the Participant's Beneficiary. For purposes of this Section 7.3, the amount credited to the Participant's Deferred Compensation Account, and the number and value of Share Equivalents credited to the Participant's Share Accounts, shall be determined as of the date of payment using the Average Closing Price. A Participant may designate a Beneficiary, in writing, in a form acceptable to the Board of Directors. A Participant may revoke a prior designation of a Beneficiary and may also designate a new Beneficiary without the consent of the previously designated Beneficiary, provided, however, that such revocation and new designation (if any) are in writing, in a form acceptable to the Board of Directors, and filed with the Board of Directors before the Participant's death. If the Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, any amount not distributed to the Participant during the Participant's life shall be paid to the Participant's estate in a lump sum in accordance with this Section 7.3.

     7.4. Payment on Unforeseeable Emergency. The Board of Directors may, in its sole discretion, direct payment to a Participant of all or of any portion of the vested portion of a Participant's Accounts, notwithstanding an election of a payment option under Section 7.2 above, at any time that the Board of Directors determines that such Participant has an unforeseeable emergency, and then only to the extent reasonably necessary to meet the emergency. For purposes of this section, "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                         SECTION 8. OWNERSHIP OF SHARES

     A Participant shall have no rights as a shareholder of the Company with respect to any Shares represented by the Share Equivalents described hereunder.

                     SECTION 9. PROHIBITION AGAINST TRANSFER

     The right of a Participant to receive payments under the Plan may not be transferred except by will or applicable laws of descent and distribution. A Participant may not assign, sell, pledge, or otherwise transfer amounts to which he/she is entitled hereunder prior to payment thereof to the Participant.

                         SECTION 10. GENERAL PROVISIONS

     10.1. Director's Rights Unsecured. The Plan is unfunded. The right of any Participant to receive payments of cash under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

     10.2. Administration. Except as otherwise provided in the Plan, the Plan shall be administered by the Board of Directors, which shall have the authority to adopt rules and regulations for carrying out the Plan, and which shall interpret, construe, and implement the provisions of the Plan. This Plan is intended to comply with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules promulgated thereunder. Any election by a Participant which would be in violation of the Act or the rules thereunder causing short-swing liability shall be deemed ineffective under the Plan, and such election shall be deemed to be null and void.

     10.3. Legal Opinions. The Board of Directors may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties under the Plan, or with respect to any action, proceeding, or any questions of law, and shall not be liable with respect to any good faith action taken, or omitted, by it pursuant to the advice of such counsel.

     10.4. Liability. Any decision made or action taken by the Board of Directors, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation, or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Board of Directors nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.

     10.5. Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld thereon, irrespective of whether withholding is required.

     10.6. Legal Holidays. If any day on (or on or before) which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on (or on or before) the next succeeding day that is not a Saturday, Sunday, or legal holiday; provided, however, that this Section 10.6 shall not permit any action that must be taken in one calendar year to be taken in any subsequent calendar year.

               SECTION 11. AMENDMENT, SUSPENSION, AND TERMINATION

     The Board of Directors shall have the right at any time, and for any reason, to amend, suspend, or terminate the Plan, provided, however, that no amendment, suspension, or termination shall reduce the number of Share Equivalents or the cash balance in an Individual Account.

                           SECTION 12. APPLICABLE LAW

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, except to the extent that such laws are preempted by federal law.

                           SECTION 13. EFFECTIVE DATE

     The effective date of this Plan is May 1, 1997. Nothing herein shall invalidate or adversely affect any previous election, designation, deferral, or accrual in accordance with the terms of the Prior Plan that were in effect prior to the effective date of this Plan.

                          SECTION 14. CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, all Accounts under the Plan that are not fully vested as of the date of such occurrence (and which have not previously been forfeited) will become fully vested. Furthermore, notwithstanding any prior election by a Participant to the contrary, at any time following a Change in Control a Participant may elect to accelerate any or all payments due under the Plan to a single sum payment to be made on a date at least twelve (12) months subsequent to such election; provided, however, that such an election may be made for an immediate single sum payment, in which six percent (6%) of the amount of the accelerated payment shall be permanently forfeited to the Company. For purposes of this provision, a Change in Control will be deemed to have occurred if:

          (i) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 20% of the voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of voting common securities directly from the Company); or

          (ii) the consummation of any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company who owned shares immediately prior to the Transaction (including any trustee or fiduciary of any Company employee benefit plan) own, by virtue of their prior ownership of the Company's shares, at least 65% of the voting power, directly or indirectly, of (a) the surviving corporation in any such merger or other business combination; (b) the purchaser or lessee of the Company's assets; or (c) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

          (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).